Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2015, relating to the financial statements of Intec Pharma Ltd. (the “Company”) for the year ended December 31, 2014, which appears in Registration Statement on Form F-1 (File No. 333-204836) filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/S/ Kesselman & Kesselman
February 25, 2016	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel, P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il